Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL

YEAR 2008 FINANCIAL RESULTS

CHELMSFORD, Mass., September 5, 2008 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the fourth quarter and fiscal year ended July 31, 2008. Revenue for the fourth quarter of fiscal 2008 was $15.1 million, compared with $38.0 million for the fourth quarter of fiscal 2007. Revenue for fiscal 2008 was $115.5 million compared with $156.0 million for fiscal 2007.

Net loss for the fourth quarter of fiscal 2008, on a generally accepted accounting principles (“GAAP”) basis, was $14.1 million, or $0.05 per share, compared with a GAAP net loss of $6.1 million, or $0.02 per share for the fourth quarter of fiscal 2007. Non-GAAP net loss for the fourth quarter of fiscal 2008 was $7.8 million, or $0.03 per fully diluted share, compared with non-GAAP net income of $6.3 million, or $0.02 per fully diluted share for the fourth quarter of fiscal 2007. The reconciliation between net loss on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for fiscal 2008, on a GAAP basis, was $0.1 million or $0.00 per fully diluted share, compared with a GAAP net loss of $13.2 million or $0.05 per fully diluted share for fiscal 2007. Non-GAAP net income for fiscal 2008 was $13.8 million, or $0.05 per fully diluted share, compared with non-GAAP net income of $26.5 million, or $0.09 per fully diluted share for fiscal 2007. The reconciliation between net loss on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Sycamore had a disappointing fourth quarter and lower than expected annual revenue results,” said Daniel E. Smith, president and chief executive officer. “We believe the investments we are making to expand our solutions offerings will be effective in positioning Sycamore for long-term success as market demand for more intelligent, packet-capable optical networking equipment evolves in the coming years.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2008	July 31, 2007
Assets

Current assets:
Cash and cash equivalents	$499,922	$249,262
Short-term investments	321,173	658,307
Accounts receivable, net	8,779	30,521
Inventories	23,750	21,715
Prepaids and other current assets	2,847	4,062

Total current assets	856,471	963,867

Property and equipment, net	20,437	19,612
Long-term investments	120,739	17,182
Purchased intangibles, net	4,000	11,411
Goodwill	20,334	20,334
Other assets	482	664

Total Assets	$1,022,463	$1,033,070

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$14,300	$9,765
Other current liabilities	14,043	43,931

Total current liabilities	28,343	53,696

Long term deferred revenue	4,841	4,674
Long term liability	1,904	1,651

Total liabilities	35,088	60,021

Common stock	284	280
Additional paid-in capital	2,034,818	2,020,724
Accumulated deficit	(1,047,783)	(1,047,669)
Other equity	56	(286)

Total stockholders’ equity	987,375	973,049

Total Liabilities and Stockholders’ Equity	$1,022,463	$1,033,070

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2008	July 31, 2007	July 31, 2008	July 31, 2007
Revenue	$15,093	$38,040	$115,496	$156,048
Cost of revenue	10,940	20,385	62,565	88,210

Gross profit	4,153	17,655	52,931	67,838
Operating expenses:
Research and development	12,911	12,533	47,397	45,912
Sales and marketing	5,552	5,902	21,041	23,712
General and administrative	3,613	7,007	15,980	28,684
Asset impairment	4,446	10,713	4,446	17,268
Restructuring & related impairment	—	1,486	2,368	1,486
In-process research and development	—	—	—	12,400
Reserve for contingencies	—	(2,184)	—	(2,184)

Total operating expenses	26,522	35,457	91,232	127,278

Loss from operations	(22,369)	(17,802)	(38,301)	(59,440)

Interest and other income, net	7,876	12,197	38,784	47,089

Income (loss) before income taxes	(14,493)	(5,605)	483	(12,351)
Income tax expense	(415)	494	597	854

Net loss	$(14,078)	$(6,099)	$(114)	$(13,205)

Net loss per share:
Basic	$(0.05)	$(0.02)	$(0.00)	$(0.05)
Diluted	$(0.05)	$(0.02)	$(0.00)	$(0.05)
Weighted average shares outstanding:
Basic	283,346	279,683	282,484	279,588
Diluted	283,346	279,683	282,484	279,588

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2008	July 31, 2007	July 31, 2008	July 31, 2007
Revenue	$15,093	$38,040	$115,496	$156,048
Cost of revenue	10,760	19,924	61,940	86,339

Gross profit	4,333	18,116	53,556	69,709
Operating expenses:
Research and development	12,396	12,139	45,630	44,205
Sales and marketing	5,239	5,806	19,917	21,528
General and administrative	2,583	5,504	12,041	23,265

Total operating expenses	20,218	23,449	77,588	88,998

Loss from operations	(15,885)	(5,333)	(24,032)	(19,289)

Interest and other income, net	7,876	12,197	38,784	47,089

Income (loss) before income taxes	(8,009)	6,864	14,752	27,800
Income tax expense	(217)	530	970	1,297

Net income (loss)	$(7,792)	$6,334	$13,782	$26,503

Net income (loss) per share:
Basic	$(0.03)	$0.02	$0.05	$0.09
Diluted	$(0.03)	$0.02	$0.05	$0.09
Weighted average shares outstanding:
Basic	283,346	279,683	282,484	279,588
Diluted	283,346	282,972	284,214	282,420

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2008	July 31, 2007	July 31, 2008	July 31, 2007
GAAP net loss	$(14,078)	$(6,099)	$(114)	$(13,205)

Stock-based compensation expense:
Cost of revenue	180	37	625	333
Research and development	515	394	1,767	1,707
Sales and marketing	313	96	1,124	2,184
General and administrative	263	244	975	1,129

Total stock based compensation expense	1,271	771	4,491	5,353
Asset impairment charge and related inventory commitment charges:
Operating expense	4,446	10,713	4,446	17,268
Cost of revenue	—	327	—	1,441
In-process research and development	—	—	—	12,400
Amortization of purchased intangible assets	767	1,259	2,964	4,290
Reserve for contingencies	—	(2,184)	—	(2,184)
Restructuring and other asset impairments:
Operating expense	—	1,486	2,368	1,486
Cost of revenue	—	97	—	97
Tax effect	(198)	(36)	(373)	(443)

Non-GAAP net income (loss)	$(7,792)	$6,334	$13,782	$26,503